Monthly Statements to the Securityholders
Pursuant to Section 5.01 of the Sale and Servicing Agreement

Wachovia Asset Securitization Inc
2002-HE2

Monthly Period	March 1, 2003 through March 31, 2003
Payment Date	April 25, 2003

Aggregate Amount Collected for the Collection Period
	Interest	$3,894,463.88
	Principal Collections	$56,852,961.12
	Substition Amounts	$—
	Additional Draws	$40,262,050.74
Application of Collected Amounts
Applied in the following order of priority:
(i)	Enhancer Premium		$160,000.00
(ii)	Noteholder’s Interest		$1,792,833.33
(iii)	Principal Collections to Funding Account		$—
(iv)	Excess Spread (during Revolving)		$1,941,630.55
(v)	Excess Spread (during AP)		$—
(vi)	Additional Balance Increase Payment from Excess Spread		$—
(vii)	Noteholder’s Principal Distribution		$—
(viii)	Enhancer for Prior Draws		$—
(ix)	Liquidation Loss Amount		$—
(x)	Enhancer		$—
(xi)	Interest Shortfalls		$—
(xii)	Indenture Trustee		$—
(xiii)	Certificates		$—
Balances
				Percentage Interest
	Beginning Note Balance		$1,200,000,000.00	97.49%
	Ending Note Balance		$1,200,000,000.00	98.82%
		Change	$—
	Beginning Excluded Amount		$—
	Ending Excluded Amount		$—
		Change	$—
	Beginning Pool Balance		$1,230,926,622.91
	Ending Pool Balance		$1,214,325,712.53
		Change	$16,600,910.38
	Beginning Principal Balance		$1,230,926,622.91
	Ending Principal Balance		$1,214,325,712.53
		Change	$16,600,910.38
	Beginning Additional Balance Increase		$28,252,920.62	2.30%
	Ending Additional Balance Increase		$11,652,010.24	0.96%
		Change	$16,600,910.38

Delinquencies
	#		$
Two statement cycle dates:		7		$249,933.18
Three statement cycle dates:		1		$100,045.74
Four statement cycle dates:		3		$155,970.02
Five statement cycle dates:		—		$—
Six statement cycle dates:		—		$—
Seven + statement cycle dates:		—		$—
Foreclosures		—		$—
REO		—		$—
Liquidation Loss Amount		1		$(10,000.00)
Additional Information
Net WAC Rate				3.43%
Overcollateralization Target				$15,000,000.00
Overcollateralization Amount				$14,325,712.53
Funding Account Ending Balance				$6,135,546.28
Gross CPR (1 mo. Annualized)				43.297%
Net CPR (1 mo. Annualized)				15.027%
Draw Rate (1 mo. Annualized)				32.899%
WAM				227.42
AGE				5.90

WACHOVIA BANK, NATIONAL ASSOCIATION
as Administrator

By: Name: Title:	April Hughey Vice President